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                                                                    Exhibit 99.1

[LOGO]
                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                                          MEDIA CONTACT:
Melissa Payne-Smith                                        Carrie Gray
Roth Investor Relations                                    HWH Public Relations
(732) 792-2200                                             (212) 355-5049
hienergy@hienergyinc.com


                          HIENERGY FEATURED ON NATIONAL
                                FOX NEWS CHANNEL

           Broadcast Focus on Aviation Security Highlights Explosives
                              Detection Technology

Irvine, CA, November 4, 2003 - HiEnergy Technologies,  Inc. (OTC Bulletin Board:
HIET) has been featured on Fox News Channel's national investigative report on new cutting-edge technologies currently in development for airport security.

HiEnergy's scientists showed the Fox News team an on-site demonstration of HiEnergy's unique explosive and contraband detection technology in Irvine, California. Demonstrations featured the new CarBomb Finder.

The story can be viewed online at the following URL:
http://www.foxnews.com/story/0,2933,101898,00.html

The news segment will also be repeated on the Fox Magazine news program, airing at 11 p.m. ET Sunday, November 9, 2003.

"We are pleased that we were a part of this important look at new solutions for airport security," remarked Dr. Bogdan Maglich, HiEnergy's Chairman, CEO and Chief Scientific Officer. "Fox News, with its global focus, is leading the way to help introduce important security measures. Viewers of the program should now be aware that the current security screening systems are chemically blind, and with today's highly educated terrorists holding Ph.D.'s and our government warning of further attacks, our airports need the best technology available to ensure the safety of passengers."



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HiEnergy  Technologies,   Inc.  has  developed  patent  pending  StoichiometerTM
explosive detection technology that remotely determines the chemical formula of concealed substances, including explosives, biological weapons, and illegal drugs through barriers in a short period of time. 'Stoichiometer' means a detector that deciphers the chemical formula of unknown substances. There are two models of the Stoichiometer, the MiniSenzor and the SuperSenzor. The demonstrations for FOX News were carried out with the MiniSenzor, which is the less expensive version of the technology. The CarBomb Finder is a remote detector of explosives in trunks, seats and engines of parked or moving vehicles.


ABOUT HIENERGY TECHNOLOGIES, INC.
HiEnergy is developing systems that have applications in several markets, including airport security screening, bio-weapons detection, landmine detection, contraband detection, and chemical and petrochemical industry applications. HiEnergy's technology has been developed through several years of research and under grants from the Department of Defense and the US Customs agency. The shares of the company are publicly traded under the symbol HIET.

RISK FACTORS

National, state and local governments regulate the operation of all radiation producing devices such as x-ray machines and our neutron generators. Although we believe that neutron radiation emitted from our systems would be safer than dental x-rays, compliance with the environmental and nuclear regulations may complicate product development and sales efforts.


The Beta models of our products have to be accepted commercially which may require further testing, modifications and improvements, which may be time consuming. Acceptable performance of serially produced machines that require cost effectiveness may require additional modification to our designs or components.

Although we are seeking a joint venture partner in both the United States and the European Union, we may encounter local rules and regulations that impede our ability to contract or perform.

Our interpretation of results from our test site as successful may not be accepted by our clients until the tests are repeated in the field and independently verified.

The expected financing to support our new initiatives has not been completely identified or committed.

Our plans may rely on leveraging the skills of strategic partners. We are in discussions with potential partners. However, presently no strategic partners are completely identified or committed.


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We have a large number of warrants and options  outstanding which can dilute the holders of our Common Stock.

We have a large number of shares of Common Stock that will become available in the future for sale on the over-the-counter bulletin board when they are registered, sales of which may then affect the market prices of our Common Stock.

We have had past failures with the Department of the Navy in particular in respect to proposals for two contracts, and there is a risk that we may fail repeatedly to succeed for reasons such as our perceived lack of financial ability to perform, especially if we are unsuccessful in obtaining a large U.S. manufacturing partner and sufficient financing.

Many of our competitors also provide solutions for human screening, and we do not emphasize that market in our present plans. Our competitors are larger and have greater resources than us. Our competitors also have had greater success than we have had in obtaining governmental and other development stage financing.



FORWARD-LOOKING STATEMENTS
"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Please refer to the risks above and to additional risks set forth in each of our filings with the Securities and Exchange Commission of Forms 10-KSB, 10-QSB and 8-K.

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